Exhibit 10.1

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

DISCOVER CARD EXECUTION NOTE TRUST,

as Issuer

DISCOVER BANK,

as Master Servicer and Servicer

and

FTI CONSULTING, INC.,

as Asset Representations Reviewer

Dated as of January 7, 2016

i

TABLE OF CONTENTS

(continued)

		Page

Section 7.5.	GOVERNING LAW	21
Section 7.6.	Submission to Jurisdiction	21
Section 7.7.	WAIVER OF JURY TRIAL	21
Section 7.8.	No Waiver; Remedies	21
Section 7.9.	Severability	21
Section 7.10.	Headings	21
Section 7.11.	Counterparts	21

Schedule I – Representations and Warranties, Review Materials and Tests

Exhibit A – Form of Indemnification Agreement

ii

ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of January 7, 2016 (this “Agreement”), among DISCOVER CARD EXECUTION NOTE TRUST (the “Issuer”), a Delaware statutory trust, as Issuer, DISCOVER BANK, a Delaware banking corporation, as Master Servicer and Servicer, and FTI Consulting, Inc. (the “Asset Representations Reviewer”), a Maryland corporation, as Asset Representations Reviewer.

BACKGROUND

In connection with that certain credit card securitization program sponsored by Discover Bank, Discover Bank transferred Receivables arising in the Accounts to Discover Funding LLC or to Master Trust I in exchange for a collateral certificate representing a 100% beneficial interest in those Receivables (the “2007-CC Collateral Certificate”). The 2007-CC Collateral Certificate was transferred to the Issuer.

The Issuer has granted a security interest in the 2007-CC Collateral Certificate to U.S. Bank, N.A., as indenture trustee (the “Indenture Trustee”), for the benefit of the Secured Parties, as security for the Notes issued by the Issuer under the Indenture.

The Issuer has determined to engage the Asset Representations Reviewer to perform reviews of compliance of Discover Bank and Discover Funding with respect to the representations and warranties made by Discover Bank and Discover Funding LLC with respect to certain Receivables.

Discover Bank, the Issuer and the Asset Representation Reviewer have mutually developed review procedures specified on Schedule I.

The parties agree as follows.

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1. Usage and Definitions. Capitalized terms used but not defined in this Agreement shall have the meaning (if any) specified in the Pooling and Servicing Agreement (including any supplement thereto) and, if not otherwise defined therein, shall have the meaning specified in the Indenture (including any supplement thereto).

Section 1.2. Additional Definitions. The following terms have the meanings given below:

“ARR Indemnified Person” has the meaning stated in Section 4.6(a).

“Asset Representations Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test according to Section 3.4.

“Confidential Information” has the meaning stated in Section 4.9(b).

“Cure Period” has the meaning stated in Section 5.2(a).

“Depositor” means Discover Funding LLC.

“Effective Date” means January 7, 2016.

“Fee Letter” has the meaning stated in Section 4.3(a).

“Indemnified Person” has the meaning stated in Section 4.6(b).

“Indemnifying Person” has the meaning stated in Section 4.6(b).

“Information Recipients” has the meaning stated in Section 4.9(a).

“Indenture” means that certain Amended and Restated Indenture, dated as of December 22, 2015, by and between the Issuer and the Indenture Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Issuer Indemnified Person” has the meaning stated in Section 4.5.

“Issuer PII” has the meaning stated in Section 4.10(a).

“Note” has the meaning given to such term in the Indenture.

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.10(a).

“Pooling and Servicing Agreement” means the Third Amended and Restated Pooling and Servicing Agreement, dated as of December 22, 2015, among Discover Bank, as Master Servicer and Servicer, the Depositor, and U.S. Bank National Association, as Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Rating Agency Condition” has the meaning given to such term in the Indenture.

“Review Commencement Date” has the meaning stated in Section 3.2.

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for an Asset Representations Review, the documents and other materials for each Test listed under “Review Materials” in Schedule I or any additional documents or other materials that the Asset Representations Reviewer may reasonably request.

“Review Notice” has the meaning given to such term in the Indenture.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer prepared according to Section 3.5.

“Review Satisfaction Date” means the date on which the Holders have voted to cause the Asset Representations Reviewer to conduct an Asset Representations Review pursuant to Section 715 of the Indenture.

“Scheduled Completion Date” has the meaning stated in Section 3.3.

“Subject Receivables” means, for any Asset Representations Review, all Receivables which are 60-Day Delinquent Receivables as of the last day of the calendar month prior to the related Review Satisfaction Date; provided that, any Receivable which becomes a repurchased Receivable after the Review Satisfaction Date will no longer be a Subject Receivable.

“Test” has the meaning stated in Section 3.5(a).

“Test Complete” has the meaning stated in Section 3.5(b).

“Test Fail” has the meaning stated in Section 3.5(a).

“Test Pass” has the meaning stated in Section 3.5(a).

ARTICLE II

ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1. Engagement; Acceptance. The Issuer engages FTI Consulting, Inc. to act as the Asset Representations Reviewer for the Issuer. FTI Consulting, Inc. accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.2. Confirmation of Status. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

ARTICLE III

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1. Review Notices. On receipt of a Review Notice in accordance with Section 715 of the Indenture, Discover Bank, as Master Servicer, shall deliver a copy thereof to the Asset Representations Reviewer.

Section 3.2. Identification of Subject Receivables. Within 30 calendar days after receipt of a Review Notice, the Master Servicer will deliver to the Asset Representations Reviewer and the Indenture Trustee a list of the Accounts (identified by the Master Servicer’s internal identification numbers) related to the Subject Receivables. The Asset Representations Reviewer will have no obligation to start an Asset Representations Review until it has received a Review Notice, a list of the Accounts related to the Subject Receivables and access to the Review Materials in accordance with Section 3.4 (the “Review Commencement Date”).

Section 3.3. Review Period. The Asset Representations Reviewer will complete the Review of all of the Subject Receivables within 60 calendar days after the Review Commencement Date (the “Scheduled Completion Date”). However, if additional Review Materials are provided to the Asset Representations Reviewer under Section 3.4(b), the Asset Representations Review period will be extended for an additional 30 calendar days after the Scheduled Completion Date.

Section 3.4. Review Materials.

(a) Access to Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Receivables within 60 calendar days after receipt of the Review Notice in one or more of the following ways: (i) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access to view (but not download) materials posted thereto, (ii) by providing originals or photocopies of documents relating to the Receivables at one of the properties of the Servicer or (iii) in another manner agreed by the Servicer and the Asset Representations Reviewer. Servicer shall redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials for the Asset Representations Review. The Asset Representations Reviewer and Servicer acknowledge that the Asset Representations Reviewer may request to have access to Review Materials in original or photocopy form outside of one of the properties of the Servicer; provided that, delivery of any such Review Materials shall be in the sole and absolute discretion of the Servicer and no denial of any such request shall be a defense to non-performance of any of the Asset Representations Reviewer’s obligations under this Agreement. The Servicer will maintain archived copies of the Review Materials related to an Asset Representations Review for a period of at least seven years following the completion of such Asset Representations Review. The Asset Representations Reviewer and Servicer acknowledge that the Asset Representations Reviewer may request to have access to view (but not download) such archived copies of such Review Materials during such seven-year period.

(b) Missing or Insufficient Review Materials. If any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than 30 calendar days before the Scheduled Completion Date, and the Servicer will have 15 calendar days to give the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency. If the missing or insufficient Review Materials have not been provided by the Servicer within 15 calendar days, the parties agree that each Subject Receivable subject to the applicable Test(s) will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Review Report will indicate the reason for the Test Fail.

Section 3.5. Performance of Reviews.

(a) Test Procedures. For an Asset Representations Review, the Asset Representations Reviewer will perform for the Subject Receivables the procedures listed under “Tests” in Schedule I for each representation and warranty (each, a “Test”), using the Review Materials listed for each such Test in Schedule I. For each Test, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”). If the result for more than one Subject Receivable is determinable by performing a Test once for such group of Subject Receivables, the Asset Representations Reviewer will use one determination for all such Subject Receivables.

(b) Completion of Asset Representations Review for Certain Subject Receivables. Following the delivery of the list of the Accounts related to the Subject Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Master Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by the Obligor or purchased by Discover Bank or the Depositor in accordance with the Pooling and Servicing Agreement. On receipt of such notice, the Asset Representations Review of such Receivables will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for such Receivables and the related reason.

(c) Previously Performed Test. If any Test is performed in an Asset Representations Review, the Asset Representations Reviewer will not perform such Test again in connection with any additional Asset Representations Review, but will include the determination of such previous Test in the Review Report for the current Asset Representations Review; provided, that, the Asset Representations Reviewer may conduct Tests relating to Subject Receivables for any Asset Representations Review for any time period not covered in previous Tests.

(d) Termination of Asset Representations Review. If an Asset Representations Review is in process and all Outstanding Notes of the Issuer will be paid in full on the next Distribution Date, the Master Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten days before that Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Representations Review immediately and will have no obligation to deliver a Review Report.

Section 3.6. Review Reports. Within 30 calendar days after the end of the Asset Representations Review period under Section 3.3, the Asset Representations Reviewer will deliver to the Issuer, the Master Servicer, the Depositor and the Indenture Trustee a Review Report indicating for the Subject Receivables whether there was a Test Pass or a Test Fail for each Test, or whether the Subject Receivables were assigned a Test Complete and the related reason. The Review Report will contain a summary of the Asset Representations Review results. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII and acknowledges that the Issuer may include the summary of the Asset Representations Review results or any other portion of the Review Report in a filing with the Securities and Exchange Commission.

Section 3.7. Review Representatives.

(a) Discover Bank Representative. Discover Bank will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about the Review Materials or Tests and obtaining or providing missing or insufficient Review Materials.

(b) Asset Representations Reviewer Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer, the Master Servicer, the Servicer, the Depositor and the Indenture Trustee during the performance of an Asset Representations Review.

(c) Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Issuer, the Indenture Trustee, the Depositor, the Master Servicer or the Servicer until the earlier of (i) the payment in full of all of the Outstanding Notes of the Issuer and (ii) one year after the delivery of the Review Report. The Asset Representations Reviewer will have no obligation to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Master Servicer.

Section 3.8. Dispute Resolution. The Asset Representations Reviewer agrees and acknowledges that any Review Report may be used by the Issuer, the Depositor, the Indenture Trustee, the Trustee, the Servicer or the Master Servicer in any dispute resolution proceeding, but the Asset Representations Reviewer shall not be required to participate in any such dispute resolution proceeding. No additional fees or reimbursement of expenses shall be paid to the Asset Representations Reviewer regarding such use of any Review Report.

Section 3.9. Limitations on Review Obligations.

(a) Review Process Limitations. The Asset Representations Reviewer will have no obligation:

(i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a Review under the Indenture, and may rely on the information in any Review Notice delivered to the Asset Representations Reviewer;

(ii) to determine which Receivables are subject to an Asset Representations Review, and may rely on the lists of Subject Receivables provided by the Master Servicer;

(iii) to obtain or confirm the validity of the Review Materials, and may rely on the accuracy and completeness of the Review Materials;

(iv) to obtain missing or insufficient Review Materials from any party or any other source;

(v) to take any action or cause any other party to take any action under the Receivables Sale and Contribution Agreement or the Pooling and Servicing Agreement or otherwise to enforce any remedies against Discover Bank or the Depositor, as applicable, for breaches of representations or warranties about the Subject Receivables; or

(vi) to determine the reason for the delinquency of any Receivable, the creditworthiness of any Obligor, the overall quality of any Receivable or the compliance by the Master Servicer or the Servicer with its covenants with respect to the servicing of the Receivable.

(b) No Testing Procedure Limitations. The testing procedures listed under “Tests” in Schedule I may be modified from time to time if due to a change in available data, the presentation or formatting thereof, or other considerations, there exist an alternative Test and/or set of Review Materials that in the good faith determination of Discover Bank, the Issuer and the Asset Representations Reviewer are designed to produce at least as accurate a determination of compliance with one or more representations and warranties as the Test and/or Review Materials being replaced.

ARTICLE IV

ASSET REPRESENTATIONS REVIEWER

Section 4.1. Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland. The Asset Representations Reviewer is qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to obtain such qualifications, licenses or approvals would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Asset Representations Reviewer is a debtor or guarantor, (B) result in the creation or imposition of any Lien on any of the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or, to the Asset Representations Reviewer’s knowledge, any order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.1.

Section 4.2. Covenants. The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility. It will notify the Issuer, the Depositor and the Master Servicer promptly upon becoming aware that it no longer meets the eligibility requirements in Section 5.1.

(b) Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Representations Reviews as required by this Agreement.

(c) Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement, after such time all such documents shall be destroyed.

(d) Information to Be Provided.

(i) The Asset Representations Reviewer shall (a) within 30 calendar days after the end of each calendar quarter, provide to Discover Funding LLC such information regarding the Asset Representations Reviewer for purposes of compliance with Items 1109(b), 1117 and 1119 of Regulation AB, and (b) upon five (5) Business Days prior request from Discover Bank, enter into an

Indemnification Agreement in substantially the form of Exhibit A hereto. As promptly as practicable following notice to or discovery by the Asset Representations Reviewer of any material changes to the most recently provided information for purposes of compliance with Items 1117, 1109(b) or 1119 of Regulation AB, provide to Discover Funding LLC, in writing, notice of such material changes. Such information shall include:

(A) the Asset Representations Reviewer’s name and form of organization;

(B) a description of the extent to which the Asset Representations Reviewer has had prior experience serving as an asset representations reviewer for asset-backed securities transactions involving credit card receivables;

(C) a description of any affiliation between the Asset Representations Reviewer and any of the following parties to a securitization transaction, as such parties are identified by name to the Asset Representations Reviewer by Discover Funding no later than the end of the relevant calendar quarter:

(1)	the sponsor;

(2)	any depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider;

(9)	any underwriter;

(10)	any person hired by Discover Bank or an underwriter to perform due diligence on the Receivables; and

(11)	any other material transaction party.

In connection with each Report on Form 10-K with respect to the Notes and each Report on Form 10-D with respect to the Notes filed by or on behalf of Discover Funding LLC, the Asset Representations Reviewer shall be deemed to represent and warrant, as of the date that is fifteen (15) days prior to the Issuer’s Annual Report Date of each calendar year for the Report on

Form 10-K with respect to the information most recently provided by the Asset Representations Reviewer for the purposes of compliance with Items 1117 and 1119 of Regulation AB, and as of the related Payment Date for each Report on Form 10-D with respect to the information most recently provided by the Asset Representations Reviewer for the purposes of compliance with Item 1117, that such information is materially correct and does not have any material omissions, unless the Asset Representations Reviewer has provided an update to such information.

(e) Opinion of Counsel. On the Effective Date and upon five (5) Business Days’ prior written notice in connection with an issuance of Notes registered on Form SF-3, the Asset Representations Reviewer shall provide an opinion of counsel, which may be an opinion of in-house counsel, addressed to the Master Servicer, the Indenture Trustee, the Transferor, the Owner Trustee, the Issuer, each Rating Agency and the underwriters or purchasers of the Notes to the effect that:

(i) the Asset Representations Reviewer is validly existing and in good standing as a corporation under the laws of the State of Maryland and has the power and authority to transact the business in which it is now engaged and to enter into and to perform all of its obligations under this Agreement;

(ii) the execution, delivery and performance by the Asset Representations Reviewer of this Agreement and the consummation by the Asset Representations Reviewer of the services contemplated hereby have been duly authorized by all necessary corporate action;

(iii) this Agreement has been duly and validly executed and delivered by the Asset Representations Reviewer; and

(iv) the execution and delivery by the Asset Representations Reviewer of this Agreement and the consummation of the services contemplated hereby will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (A) the by-laws of the Asset Representations Reviewer, (B) to such counsel’s knowledge, any material indenture, contract, lease, mortgage, deed of trust or other instrument of agreement to which the Asset Representations Reviewer is a party or by which the Asset Representations Reviewer is bound or (C) to such counsel’s knowledge, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority having jurisdiction over the Asset Representations Reviewer.

Section 4.3. Fees and Expenses.

(a) Upfront and Semi-Annual Fee. Discover Bank will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, a one-time upfront fee due on the Effective Date and, semi-annually in arrears beginning on the six month anniversary of the Effective Date, and on each six month anniversary thereafter a semi-annual fee, in each case, in the amount set forth in a fee letter, dated as of the date hereof, between Discover Bank and the Asset Representations Reviewer (the “Fee Letter”). The semi-annual fee will be paid as agreed in this Section 4.3(a) by Discover Bank until this Agreement is terminated.

(b) Review Fee. Following the completion of an Asset Representations Review and the delivery to Discover Bank, the Depositor and the Indenture Trustee of the Review Report, or the termination of an Asset Representations Review according to Section 3.5(d), and the delivery to the Master Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee for each Asset Representations Review as set forth in the Fee Letter (the “Review Fee”).

(c) Reimbursement of Expenses. If the Master Servicer or the Servicer provides access to the Review Materials at one of its properties, Discover Bank will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Asset Representations Review upon receipt of a detailed invoice. In addition, Discover Bank will reimburse the Asset Representations Reviewer for its out-of-pocket expenses in connection with conducting an Asset Representations Review, including the fees and expenses of its legal counsel.

Section 4.4. Limitation on Liability. The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable to the extent finally determined by a court of competent jurisdiction to have resulted from its own willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.5. Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Depositor, the Master Servicer, the Servicer, the Owner Trustee, the Trustee and the Indenture Trustee and their respective directors, officers, employees and agents (each, an “Issuer Indemnified Person”) for all costs, expenses (including reasonable fees and expenses of legal counsel, including legal fees and expenses incurred in connection with any action or suit by an Issuer Indemnified Person to enforce the Asset Representations Reviewer’s indemnification or other obligations pursuant to this Section 4.5), losses, damages and liabilities resulting from (a) the willful misconduct, bad faith or gross negligence of the Asset Representations Reviewer under this Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement (the “Issuer Losses”), except to the extent than any such Issuer Losses are determined by a final non-appealable order of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of the Issuer Indemnified Person or persons in respect of whom such liability is asserted. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.6. Indemnification of Asset Representations Reviewer.

(a) Indemnification. Discover Bank will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “ARR Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself (including the reasonable fees and legal expenses of counsel) against any loss, damage or liability) (the “ARR Losses”), except to the extent that any such ARR Losses are determined by a final non-appealable order of a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of the ARR Indemnified Person or persons in respect of whom such liability is asserted or (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties or covenants in this Agreement.

(b) Proceedings. Promptly on receipt by an Issuer Indemnified Person or an ARR Indemnified Person (each, an “Indemnified Person”) of notice of a proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.5 or 4.6(a), as applicable, notify the Asset Representation Reviewer or Discover Bank, as applicable (each, an Indemnifying Person”) of the proceeding. An Indemnifying Person may participate in and assume the defense and settlement of a proceeding at its expense. If an Indemnifying Person notifies the Indemnified Person of its intention to assume the defense of the proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Indemnifying Person assumes the defense of the proceeding in a manner reasonably satisfactory to the Indemnified Person, the Indemnifying Person will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Indemnifying Person and an Indemnified Person. If there is a conflict, the Indemnifying Person will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of Indemnifying Person and the Indemnified Person, which approval will not be unreasonably withheld.

(c) Survival of Obligations. The Discover Bank’s obligations under this Section 4.6 will survive the resignation or removal of the Asset Representations Reviewer and the termination of the Issuer and/or of this Agreement.

(d) Repayment. If an Indemnifying Person makes any payment under this Section 4.6 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to the Indemnifying Person.

Section 4.7. Update Meetings. The Asset Representation Reviewer, on the one hand, or any of Discover Bank, the Issuer, the Master Servicer or the Servicer, on the other hand, may from time to time request a meeting to review the Tests and Review Materials (and any necessary or desirable modifications thereto), the process management and/or systems for transfer of Review Materials and performance of the Tests, the personnel at any entity or for any other reason that such person reasonably deems prudent (each, an “Update Meeting”). The parties agree to attend Update Meetings upon reasonable notice; provided, that, unless a Review Notice has been sent, a party shall not be required to attend an Update Meeting more frequently than annually.

Section 4.8. Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the parties to this Agreement, which may be withheld in such party’s sole discretion.

Section 4.9. Confidential Information.

(a) Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.9, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer, the Master Servicer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Asset Representations Reviews or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by Discover Bank or the Issuer or their Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i) lists of Subject Receivables and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures, and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Master Servicer or the Servicer, which contain information supplied by or on behalf of the Master Servicer, the Servicer or their respective representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer, the Master Servicer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer, the Master Servicer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer, the Master Servicer or the Servicer provides permission to the applicable Information Recipients to release.

(c) Protection. The Asset Representations Reviewer will use commercially reasonable efforts to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(d) Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, including if time for notice is permitted under the circumstances, will use commercially reasonable efforts to provide the Issuer, the Master Servicer and the Servicer with notice of the requirement and will cooperate, at Discover Bank’s expense, in the Issuer’s, the Master Servicer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer, the Master Servicer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.9 by its Information Recipients.

(f) Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer, the Master Servicer or the Servicer and each of the Issuer, the Master Servicer and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer, the Master Servicer or the Servicer to enforce compliance by the Asset Representations Reviewer with this Section 4.9, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.

Section 4.10. Personally Identifiable Information.

(a) Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Master Servicer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement. For the avoidance of doubt, any identification number(s) provided by the Issuer to the Asset Representations Reviewer in connection with the Accounts will be randomly generated and shall not be considered to be PII.

(b) Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII. None of the Issuer, the Master Servicer or the Servicer intend to share, provide or supply any Issuer PII to the Asset Representations Reviewer. However, if the Asset Representations Reviewer receives any Issuer PII, the Asset Representations Reviewer will immediately (i) notify the Master Servicer and (ii) indefeasibly delete and destroy such Issuer PII. Notwithstanding the foregoing, the Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations. In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel who may access Issuer PII on the proper deletion of and protection of Issuer PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d) Notice of Breach. The Asset Representations Reviewer will notify the Issuer and the Master Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII, if any, and, where applicable, immediately take action to prevent any further breach.

(e) Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law, promptly on receipt of, any Issuer PII in any medium the Asset Representations Reviewer will destroy such Issuer PII in a manner that prevents its recovery or restoration without charge to the Issuer.

(f) Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.10. The Asset Representations Reviewer and the Issuer agree to modify this Section 4.10 as necessary from time to time for either party to comply with applicable law.

(g) Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer and the Master Servicer and their authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.10 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Asset Representations Reviewer will also permit each of the Issuer and the Master Servicer during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h) Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing an Asset Representations Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.10, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party will be entitled to enforce the PII related terms of this Section 4.10 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V

RESIGNATION AND REMOVAL;

SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.1. Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Depositor, the Master Servicer, the Servicer, the Indenture Trustee, the Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by Discover Bank or any underwriter to perform any due diligence on the Receivables.

Section 5.2. Resignation and Removal of Asset Representations Reviewer.

(a) Resignation or Voluntary Removal of Asset Representations Reviewer. Discover Bank may, subject to the restrictions of this Section 5.2(a), remove the Asset Representations Reviewer for any reason or for no reason at any time upon thirty (30) calendar days’ prior written notice to the Asset Representations Reviewer. The Asset Representations Reviewer may, subject to the restrictions of this Section 5.2(a), resign as Asset Representations Reviewer for any reason or no reason at any time upon sixty (60) calendar days’ prior written notice to Discover Bank and the Issuer. No notice of removal or resignation of the Asset Representations Reviewer may be delivered under this Section 5.2(a)(i) if an Asset Representations Review is ongoing, (ii) on any date that is not more than 90 calendar days after the occurrence of the filing of a Securities Exchange Act Form 10-D reporting that a Delinquency Trigger has occurred, (iii) if the Indenture Trustee is conducting a vote of all Holders of Outstanding Notes pursuant to Section 715(b) of the Indenture as to whether an Asset Representations Review should be conducted or (iv) if the Delinquency Percentage for the immediately preceding Due Period was equal to or greater than 80% of the Maximum Delinquency Percentage for such Due Period. Notwithstanding this Section 5.2(a), if Additional Accounts are designated to the Master Trust in connection with the securitization that (i) were originated under substantially different underwriting standards than the Accounts designated to the Master Trust on the Effective Date and (ii) materially and adversely change the credit composition of the Receivables owned by the Master Trust, the parties to this Agreement shall commence good faith negotiations to modify the provisions regarding the resignation of the Asset Representations Reviewer in this Agreement. Notwithstanding anything in this Agreement to the contrary, the Asset Representations Reviewer may resign and terminate this Agreement if it does not receive any undisputed payment due under this Agreement (including Section 4.6) or the Fee Letter, which failure continues un-remedied for a period of thirty (30) days after written notice of such failure shall have been given to Discover Bank (with a copy to the Indenture Trustee) (the “Cure Period”). If an instrument of acceptance by a successor Asset Representations Reviewer shall not have been entered into and delivered to Discover Bank within thirty (30) days after the end of the Cure Period, the resigning Asset Representations Reviewer may petition a court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer.

(b) Removal of Asset Representations Reviewer for Cause. If any of the following events occur, Discover Bank, by ten (10) calendar days’ written notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii) the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) an Insolvency Event of the Asset Representations Reviewer occurs.

(c) Notice of Resignation or Removal. Discover Bank will notify the Issuer, the Depositor and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d) Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until the date set forth in Section 5.3(b).

Section 5.3. Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer. Following receipt of notice of the resignation or removal of the Asset Representations Reviewer, the Master Servicer will use commercially reasonable efforts to engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1 within ninety (90) calendar days of such resignation or removal.

(b) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the earlier of (i) the date a successor Asset Representations Reviewer has executed and delivered to the Issuer and the Master Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer on substantially the same terms as this Agreement and (ii) the date on which no Notes are Outstanding; provided that, if a notice of resignation or removal of the Asset Representations Reviewer has been delivered and no successor Asset Representations Reviewer has been appointed, Discover Bank covenants that it shall not cause the Issuer to issue Notes having a Legal Maturity Date longer than the latest occurring Legal Maturity Date of the Notes Outstanding as of the date such resignation or removal notice is received or delivered, as applicable, by Discover Bank.

(c) Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. In no event will the Asset Representations Reviewer be responsible for any costs or expenses of a successor Asset Representations Reviewer, including without limitation the costs and expenses of Discover Bank in transitioning the Asset Representations Reviewer’s obligations under this Agreement; provided, that the resigning or terminated Asset Representations Reviewer shall bear its own costs and expenses in connection with ceasing to be an Asset Representations Reviewer hereunder.

Section 5.4. Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Master Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption occurs by operation of law).

ARTICLE VI

OTHER AGREEMENTS

Section 6.1. Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Depositor, the Master Servicer, the Servicer, the Trustee, the Owner Trustee or the Indenture Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless authorized by the Issuer, the Owner Trustee or the Indenture Trustee, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer, the Depositor, the Master Servicer, the Servicer, the Trustee, the Owner Trustee or the Indenture Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Owner Trustee or the Indenture Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2. No Petition. Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against (i) the Depositor, (ii) the Issuer or (iii) any Master Trust, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.2 will survive the termination of this Agreement.

Section 6.3. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to the Agreement and by any Person claiming by, through or under them, (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related documents and (v) the Owner Trustee has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement.

Section 6.4. Termination of Agreement. This Agreement will terminate, except for Section 4.4, the obligations under Section 4.6 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Amendments.

(a) This Agreement only can be modified in a written document executed by the parties hereto. Notwithstanding anything to the contrary in this Agreement, so long as any Note is outstanding, this Agreement may not be modified, altered, supplemented or amended unless (a) such amendment shall not, as evidenced by an opinion of counsel or officer’s certificate, materially and adversely affect the interests of the holders of any outstanding Note or (b) the Rating Agency Condition is satisfied with respect to such amendment except: (i) to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement.

(b) Notice of Amendments. The Master Servicer will notify the Rating Agencies, Indenture Trustee and Trustee in advance of any amendment. Promptly after the execution of an amendment, the Master Servicer will deliver a copy of the amendment to the Rating Agencies, Indenture Trustee and Trustee.

Section 7.2. Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Master Servicer.

(b) Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. Each of the Indenture Trustee, for the benefit of the Noteholders, and the Trustee, for the benefit of the Certificateholders (as defined under the Pooling and Servicing Agreement), will be a third-party beneficiary of this Agreement entitled to enforce this Agreement against the Asset Representations Reviewer and the Master Servicer. No other Person will have any right or obligation under this Agreement.

Section 7.3. Effectiveness. This Agreement shall be effective as of the Effective Date.

Section 7.4. Notices.

(a) Delivery of Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i) on delivery or, for a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

(b) Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed to (i) (a) in the case of the Issuer, 12 Read’s Way, New Castle, Delaware 19720, Attention: Secretary, telecopy (302) 323-7393 and email as separately provided by the Issuer to the other parties to this Agreement, (b) in the case of Discover Bank, 12 Read’s Way, New Castle, Delaware 19720, Attention: Secretary, telecopy (302) 323-7393 and email as separately provided by Discover Bank to the other parties to this Agreement, (c) in the case of the Asset Representation Reviewer, 3 Times Square, 10th floor, New York, New York 10036, Attention: Hansol Kim, telecopy (212) 841-9350 and (d) in the case of the Indenture Trustee and Trustee, 190 S. LaSalle St., 7th Floor, Chicago, Illinois 60603, Attention: Discover Card, telecopy (312) 332-7996 and email as separately provided by the Asset Representations Reviewer to the other parties to this Agreement; or, (ii) as to each party, at such other address or email as shall be designated by such party in a written notice to each other party.

Section 7.5. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 7.6. Submission to Jurisdiction. Each party submits to the nonexclusive jurisdiction of any federal or state court in the state of Delaware for legal proceedings relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding has been brought in an inconvenient forum.

Section 7.7. WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDING RELATING TO THIS AGREEMENT.

Section 7.8. No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.9. Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.10. Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.11. Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

EXECUTED BY:

DISCOVER CARD EXECUTION NOTE TRUST,
as Issuer

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Vice President

DISCOVER BANK,
as Master Servicer and Servicer

By:	/s/ Michael F. Rickert
Name:	Michael F. Rickert
Title:	Vice President, Chief Financial Officer and Assistant Treasurer

FTI CONSULTING, INC.,
as Asset Representations Reviewer

By:	/s/ Hansol Kim
	Name:	Hansol Kim
	Title:	Managing Director

[Signature Page to Asset Representations Review Agreement]

Schedule I

Representations and Warranties, Review Materials and Tests

	Representations and Warranty	Review Materials	Tests
1.	For all Subject Receivables: Receivable is payable in United States dollars.	Cardholder Agreements	• Asset Representations Reviewer shall request and review Cardholder Agreements as far back as the Start Date[1] to determine whether an Obligor’s balance may be payable in U.S. Dollars.

2.

For Subject Receivables created prior to the Effective Date and transferred pursuant to the 2010 Pooling and Servicing Agreement:

Receivable was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and the Servicer with respect to such Receivable, and pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to such Seller and Servicer.

For Subject Receivables created on and after the Effective Date and transferred pursuant to the Receivables Sale and Contribution Agreement and the Pooling and Servicing Agreement:

Receivable was created in compliance, in all material respects, with all Requirements of Law applicable to the applicable Originator and the Servicer with respect to such Receivable, and pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to the applicable Originator and Servicer.

•      Public filings of litigation and judgments

•      Discover Bank’s policies and procedures for monitoring, evaluation and communicating changes in law applicable to the origination of credit card receivables and the related Credit Agreements (i) to the extent available from the Start Date to the Effective Date and (ii) from the Effective Date to the date of the Review.

•      Discover Bank’s process of review and approval of Credit Agreements and all versions of Credit Agreements (i) to the extent available from the Start Date to the Effective Date and (ii) from the Effective Date to the date of the Review.

•      Copies of any signoff’s provided by the applicable coverage attorney with respect to any Credit Agreement or changes thereto (i) to the extent available from the Start Date to the Effective Date and (ii) from the Effective Date to the date of the Review.

•      Asset Representations Reviewer shall review all litigation and judgments disclosed in any public filings made by Discover Bank, Discover Financial Services, Discover Funding LLC and the Issuer since the Start Date for disclosure of any litigation alleging that Discover Bank failed to comply with any Requirement of Law in connection with any Receivable or Credit Agreement.

•      Asset Representations Reviewer shall review Discover Bank’s policies and procedures for (i) monitoring, evaluation and communicating changes in law applicable to the origination of credit card receivables and the related Credit Agreements and (ii) reviewing and approving changes to the Credit Agreements, in each case, that were in place from the Start Date to the date of the Review. The policies and procedures referred to in the immediately preceding sentence are referred to herein as the “Regulatory Monitoring Process”.

[1]	For purposes of this Schedule I, “Start Date” shall mean the later of (a) the earliest date of which any Account related to the Subject Receivables was opened and (b) a date determined by Discover Bank, in its reasonable judgment, to be the date of the oldest date of processing of a Subject Receivable.

	Representations and Warranty	Review Materials	Tests

•      If (i) no litigation or judgments disclosed in public filings indicates a failure to comply in all material respects with all Requirements of Law applicable to Originator or Servicer and (ii) the Regulatory Monitoring Process is maintained, each Subject Receivable shall receive a “Test Pass” for this Test.

3.

For Subject Receivables created prior to Effective Date and transferred pursuant to the 2010 Pooling and Servicing Agreement:

As to which, if such Receivable was created before the Initial Closing Date or the relevant Addition Date, as applicable, (i) at the time of the creation of such Receivable, the Seller with respect to such Receivable had good and marketable title thereto free and clear of all Liens arising under or through such Seller, and (ii) at the time of the conveyance of such Receivable to the Issuer, such Seller had, or the Issuer will have, good and marketable title thereto free and clear of all Liens arising under or through such Seller.

•      UCC search results

•      Evidence that each Account related to a Subject Receivable has been identified in Discover Bank’s computer files with a “41”, “42”, “341” or “342” in field captioned “SECURED_POOL_NBR (a “Specified Pool ID”)

•      Asset Representations Reviewer shall perform a UCC search on Discover Bank in Delaware and review the results of such search to determine whether any lien on any Subject Receivable (other than evidencing Discover Funding LLC or the Discover Card Master Trust I’s interest) exists.

•      If, based on the UCC searches, the Asset Representations Reviewer has found the existence of any lien on the Subject Receivables, Asset Representations Reviewer shall determine whether such lien was a lien in favor of Discover Funding LLC or Discover Card Master Trust I (a “Permitted Lien”). In analyzing the UCC searches, the Asset Representation Reviewer will make such assumptions as it deems reasonable, in consultation with counsel, in order to determine if the UCC search results reveals any non-permitted lien. If no liens other than Permitted Liens are discovered and each Subject Receivable has a Specified Pool ID, each Subject Receivable shall receive a “Test Pass” for this Test.

	Representations and Warranty	Review Materials	Tests
4.

For Subject Receivables created prior to Effective Date and transferred pursuant to the 2010 Pooling and Servicing Agreement:

Receivable was created on or after the Initial Closing Date or the relevant Addition Date, as applicable, at the time of the creation of such Receivable, Discover Card Master Trust I will have good and marketable title thereto free and clear of all Liens arising under or through the Seller with respect to such Receivable.

•      UCC search results

•      Evidence that each Account related to a Subject Receivable has been identified in Discover Bank’s computer files with a “41”, “42”, “341” or “342” in field captioned “SECURED_POOL_NBR

•      Asset Representations Reviewer shall perform a UCC search on Discover Card Master Trust I in Delaware and review the results of such search to determine whether any lien on any Subject Receivables (other than evidencing Discover Funding LLC or the Discover Card Master Trust I’s interest) exists.

•      If, based on the UCC searches, the Asset Representations Reviewer has found the existence of any lien on the Subject Receivables, Asset Representations Reviewer shall determine whether such lien was a Permitted Lien. In analyzing the UCC searches, the Asset Representation Reviewer will make such assumptions as it deems reasonable, in consultation with counsel, in order to determine if the UCC search results reveals any non-permitted lien. If no liens other than Permitted Liens are discovered and each Subject Receivable has a Specified Pool ID, each Subject Receivable shall receive a “Test Pass” for this Test.

	Representations and Warranty	Review Materials	Tests
5.

For Subject Receivables created on and after the Effective Date and transferred pursuant to the Receivables Sale and Contribution Agreement and the Pooling and Servicing Agreement:

As to which, (i) at the time of the creation of such Receivable, the applicable Originator with respect to such Receivable had good and marketable title thereto free and clear of all Liens arising under or through such Originator, (ii) at the time of the conveyance of such Receivable to the Transferor pursuant to the Receivables Sale and Contribution Agreement, the applicable Originator had, or the Transferor will have, good and marketable title thereto free and clear of all Liens arising under or through such Originator and (iii) at the time of the conveyance of such Receivable to Discover Card Master Trust I, the Transferor had, or Discover Card Master Trust I will have, good and marketable title thereto free and clear of all Liens arising under or through the Transferor.

•      UCC search results

•      Evidence that each Account related to a Subject Receivable has been identified in Discover Bank’s computer files with a “41”, “42”, “341” or “342” in field captioned “SECURED_POOL_NBR

•      Asset Representations Reviewer shall perform a UCC search on Discover Bank and Discover Funding LLC in Delaware and review the results of such search to determine whether any lien on any Subject Receivables (other than evidencing Discover Funding LLC or the Discover Card Master Trust I’s interest) exists.

•      If, based on UCC searches, the Asset Representations Reviewer has found the existence of any lien on the Subject Receivables, Asset Representations Reviewer shall determine whether such lien was a Permitted Lien. In analyzing the UCC searches, the Asset Representation Reviewer will make such assumptions as it deems reasonable, in consultation with counsel, in order to determine if the UCC search results reveals any non-permitted lien If no liens other than Permitted Liens are discovered and each Subject Receivable has a Specified Pool ID, each Subject Receivable shall receive a “Test Pass” for this Test.

6.	For all Subject Receivables: Receivable constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the Applicable State with respect to such Receivable.

•      Discover Bank’s policies and procedures for account origination and on-boarding (i) to the extent available from the Start Date to the Effective Date and (ii) from the Effective Date to the date of the Review.

• Examine definition of “account” as defined in the Delaware UCC.

Representations and Warranty	Review Materials	Tests

•      Review procedures for origination and on-boarding an Account.

•      If evidence is provided that Discover Bank has policies and procedures for issuing a credit card in connection with the origination of each related Account, each Subject Receivable shall receive a “Test Pass” for this Test.

EXHIBIT A

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of [            ], 20[    ], is between Discover Funding LLC and FTI Consulting, Inc.

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

“Agreement” means this Indemnification Agreement, as the same may be amended in accordance with the terms hereof.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated January 7, 2016, among Discover Card Execution Note Trust, as Issuer, Discover Bank, as Master Servicer and Servicer, and FTI Consulting, Inc., as Asset Representations Reviewer, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Depositor” means Discover Funding LLC, a limited liability company organized under the laws of the State of Delaware.

“FTI” means FTI Consulting, Inc., a Maryland corporation.

“FTI Information” means the information attached hereto as Exhibit A.

“Offered Notes” means the Class [    ](20[    ]-[    ]) Notes referred to as offered notes by the Prospectus.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prospectus” means the prospectus, dated [            ], 20[    ], relating to the offering of the Offered Notes.

“Securities Act” means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.

Indemnification Agreement

ARTICLE II. REPRESENTATIONS AND WARRANTIES

Section 2.1 Each party hereto represents and warrants that:

(a) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by such party; and

(c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

Section 2.2 FTI represents and warrants to the Depositor that as of the date of the Prospectus, there are no material pending legal or other proceedings involving FTI or of which any property of FTI is the subject that, individually or in the aggregate as to the FTI, would have a material adverse impact on investors in the Offered Notes. As promptly as possible following notice to or discovery by FTI of any event or circumstance that would make the representation and warranty in the previous sentence untrue, FTI shall provide the Depositor notice of such event or circumstance.

ARTICLE III. INDEMNIFICATION

Section 3.1 Indemnification. FTI agrees to indemnify and hold harmless the Depositor and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys) of any nature resulting from or directly related to (i) any untrue statement of a material fact contained in the FTI Information, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (iii) a breach of any of the representations and warranties of FTI contained in Section 2.2 of this Agreement, in each case solely to the extent such claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses are not incurred as a result of the Depositor’s misfeasance, bad faith, fraud or negligence. In no event shall FTI be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether FTI has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.2 Notification; Procedural Matters. Promptly after receipt by any indemnified party under Section 3.1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 3.1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the

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failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.1. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) representing an indemnified party separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

ARTICLE IV. GENERAL

Section 4.1 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their affiliates and their respective successors and assigns and the officers, directors, partners and controlling Persons referred to in Article III hereof and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Section 4.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Section 4.3 Acknowledgement. FTI hereby acknowledges and agrees that the FTI Information shall be used in the Prospectus.

Section 4.4 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which

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enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 4.5 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Discover Funding LLC, [            ], Attention: [            ]; and (b) in the case of FTI, FTI Consulting, Inc., [            ], Attention: [            ]; or, in each case, to such other address as to which the applicable party has notified the other parties in writing pursuant to this Section.

Section 4.6 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 4.7 Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; AND

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

DISCOVER FUNDING LLC

By:
Name:	Michael F. Rickert
Title:	Vice President, Chief Financial Officer and Treasurer

FTI CONSULTING, INC.

By:
Name:
Title:

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Exhibit A

FTI INFORMATION

Item 1109(b)(1)-(2):

Item 1117: See Representation 2.2 of this Indemnification Agreement.

Item 1119: The following is a description of the Asset Representation Reviewer’s affiliation, if any, with any of the following persons, in each case, only to the extent that the identity of such persons has been identified to the Asset Representation Reviewer pursuant to Section 4.2(d)(ii)(C) of the Asset Representations Review Agreement: the sponsor, the depositor, the issuing entity, each servicer, each trustee and each person hired by Discover Bank or an underwriter to perform due diligence on the Receivables, any originator, any significant obligor, any enhancement or support provider, any underwriter, or any other material transaction party.

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